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                                                            EXHIBIT NO. 99.1(b)

                               MFS SERIES TRUST X

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 19, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS Mid Cap Equity Fund shall be redesignated as MFS New Endeavor Fund.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 2nd day of January, 2002.

JOHN W. BALLEN                                       CHARLES W. SCHMIDT
---------------------------                          --------------------------
John W. Ballen                                       Charles W. Schmidt
8 Orchard Road                                       63 Claypit Hill Road
Southborough MA  01772                               Wayland MA  01778

WILLIAM R. GUTOW                                     ARNOLD D. SCOTT
---------------------------                          --------------------------
William R. Gutow                                     Arnold D. Scott
3 Rue Dulac                                          175 Fisherville Lane
Dallas TX  75230                                     Westport MA  02790

J. ATWOOD IVES                                       JEFFREY L. SHAMES
---------------------------                          --------------------------
J. Atwood Ives                                       Jeffrey L. Shames
17 West Cedar Street                                 38 Lake Avenue
Boston MA  02108                                     Newton MA  02459

LAWRENCE T. PERERA                                   ELAINE R. SMITH
---------------------------                          --------------------------
Lawrence T. Perera                                   Elaine R. Smith
18 Marlborough Street                                75 Scotch Pine Road
Boston MA  02116                                     Weston MA  02493

WILLIAM J. POORVU                                    DAVID B. STONE
---------------------------                          --------------------------
William J. Poorvu                                    David B. Stone
975 Memorial Drive                                   282 Beacon Street
Cambridge MA  02138                                  Boston MA  02116